Exhibit 99.1

CERTIFICATION

I, Larry G. Dillon, the President and Chief Executive Officer of C&F Financial Corporation, certify, based on my knowledge, that:

(i) The compensation committee of C&F Financial Corporation has discussed, reviewed and evaluated with senior risk officers at least once every six months during the fiscal year ended December 31, 2010, the senior executive officer (SEO) compensation plans and the employee compensation plans and the risks these plans pose to C&F Financial Corporation;

(ii) During the fiscal year ended December 31, 2010, the compensation committee of C&F Financial Corporation did not identify any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of C&F Financial Corporation or of the employee compensation plans that pose risks to C&F Financial Corporation. The compensation committee of C&F Financial Corporation will, at least once every six months during the TARP period identify and limit any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of C&F Financial Corporation, and identify any features of the employee compensation plans that pose risks to C&F Financial Corporation, and limit those features to ensure that C&F Financial Corporation is not unnecessarily exposed to risks;

(iii) The compensation committee of C&F Financial Corporation has reviewed at least once every six months during the fiscal year ended December 31, 2010 the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of C&F Financial Corporation to enhance the compensation of an employee and limited any such features. The compensation committee of C&F Financial Corporation will, at least once every six months during the TARP period, review the terms of each employee compensation plan, and identify any features of the plan that could encourage the manipulation of reported earnings of C&F Financial Corporation to enhance the compensation of an employee, and limit any such features;

(iv) The compensation committee of C&F Financial Corporation will certify to the reviews of the SEO compensation plans and employee compensation plans required under paragraphs (i) and (iii) above;

(v) The compensation committee of C&F Financial Corporation will provide a narrative description of how it limited during the fiscal year ended December 31, 2010 the features in:

(A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of C&F Financial Corporation;

(B) Employee compensation plans that unnecessarily expose C&F Financial Corporation to risks; and

(C) Employee compensation plans that could encourage the manipulation of reported earnings of C&F Financial Corporation to enhance the compensation of an employee;

(vi) C&F Financial Corporation has required that bonus payments, as defined in the regulations and guidance established under Section 111 of EESA (bonus payments), of the SEOs and twenty next most highly compensated employees be subject to a recovery or “clawback” provision during any part of the fiscal year ended December 31, 2010 if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii) C&F Financial Corporation has prohibited any golden parachute payment, as defined in the regulations and guidance established under Section 111 of EESA, to an SEO or any of the next five most highly compensated employees during the fiscal year ended December 31, 2010;

(viii) C&F Financial has limited bonus payments to its applicable employee in accordance with Section 111 of EESA and the regulations and guidance established thereunder during the fiscal year ended year ended December 31, 2010;

(ix) C&F Financial Corporation and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under Section 111 of EESA, during the fiscal year ended December 31, 2010; and any expenses that, pursuant to this policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;

(x) C&F Financial Corporation will permit a non-binding shareholder resolution in compliance with applicable federal securities rules and regulations on the disclosures provided under the federal securities laws related to SEO compensation paid or accrued during the fiscal year ended December 31, 2010;

(xi) C&F Financial Corporation will disclose the amount, nature, and justification for the offering during the fiscal year ended December 31, 2010 of any perquisites, as defined in the regulations and guidance established under Section 111 of EESA, whose total value exceeds $25,000 for the employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii) C&F Financial Corporation will disclose whether C&F Financial Corporation, the board of directors of C&F Financial Corporation, or the compensation committee of C&F Financial Corporation engaged during the fiscal year ended December 31, 2010, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii) C&F Financial Corporation has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under Section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the fiscal year ended December 31, 2010;

(xiv) C&F Financial Corporation has substantially complied with all other requirements related to employee compensation that are provided in the agreement between C&F Financial Corporation and Treasury, including any amendments;

(xv) C&F Financial Corporation will submit to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and

(xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example, 18 USC 1001.)

Date	March 3, 2011

/s/ Larry G. Dillon
Larry G. Dillon, President and Chief Executive Officer